                                                                   EXHIBIT 2.1.1
                        SECOND AMENDMENT TO AMENDED AND
                 RESTATED CONTRIBUTION AND FORMATION AGREEMENT

     SECOND AMENDMENT TO AMENDED AND RESTATED CONTRIBUTION AND FORMATION AGREEMENT, dated and effective as of March __, 2002 (the "Second Amendment"), by and among BellSouth Corporation, a Georgia corporation ("BellSouth"), SBC Communications Inc., a Delaware corporation ("SBC"), and Cingular Wireless LLC, a Delaware limited liability company ("Cingular").

                              W I T N E S S E T H:

     WHEREAS, BellSouth and SBC entered into that certain Contribution and Formation Agreement dated as of April 4, 2000, which was amended and restated in its entirety as of October 2, 2000, and further amended by a First Amendment (as so amended, the "Contribution Agreement");

     WHEREAS, pursuant to the terms of the Contribution Agreement, BellSouth and SBC transferred employees primarily related to the BellSouth Business and the SBC Business, respectively, to Leasing Companies and caused the Leasing Companies to assume employment-related obligations and liabilities of such employees plus employment-related obligations and liabilities in respect of former employees whose employment was primarily related to the BellSouth Business and the SBC Business, respectively;

     WHEREAS, the Contribution Agreement contemplates that each of BellSouth and SBC shall contribute to Newco their respective interests in the Leasing Companies, and that Newco shall assume the obligations and liabilities of the Leasing Companies; and

     WHEREAS, BellSouth, SBC and Cingular now desire to amend certain provisions of the Contribution Agreement with respect to such matters;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Defined Terms. Capitalized terms used in this Second Amendment and not otherwise defined are used herein as defined in the Contribution Agreement.

                                                                   Exhibit 2.1.1

2. Amendment to Section 4.4(c). Section 4.4(c) is amended and restated to read in its entirety as follows:

         "(c) The SBC Leasing Companies shall, as of the Transfer Date, assume (i) all employment-related obligations and liabilities (without regard to when such obligations and liabilities arise or are incurred whether before or after the Transfer Date), including obligations and liabilities under the SBC Compensation and Benefit Plans for which representations and warranties have been made in Section 3.1(i) herein, in respect of the SBC Wireless Employees as of the date each such employee becomes employed by a SBC Leasing Company and (ii) all employment-related obligations and liabilities (without regard to when such obligations and liabilities arose or were incurred whether before or after the Transfer Date) in respect of former employees whose employment was primarily related to the SBC Business prior to the Closing Date (but excluding obligations and liabilities relating to former employees under tax-qualified defined contribution and defined benefit plans). Notwithstanding the foregoing, the SBC Leasing Companies shall not assume the obligations and liabilities, whether in respect of current or former employees or identified groups of current or former employees,(A) for benefits payable pursuant to SBC Pension Plans to SBC Wireless Employees who terminate employment prior to the Leasing Company Contribution Date to the extent SBC Pension Plan assets for such SBC Wireless Employees are not transferred to Newco, or (B) relating to those SBC Compensation and Benefit Plans set forth in Appendix 4.4(c)."

3. Amendment to Section 4.4(d). Section 4.4(d) is amended and restated to read in its entirety as follows:

         "(d) The BellSouth Leasing Companies shall, as of the Transfer Date, assume (i) all employment-related obligations and liabilities (without regard to when such obligations and liabilities arise or are incurred whether before or after the Transfer Date), including obligations and liabilities under the BellSouth Compensation and Benefit Plans for which representations and warranties have been made in Section 3.2(i) herein, in respect of the BellSouth Wireless Employees as of the date each such employee becomes employed by a BellSouth Leasing Company and (ii) all employment-related obligations and liabilities (without regard to when such obligations and liabilities arose or were incurred whether before or after the Transfer Date) in respect of former employees whose employment was primarily related to the BellSouth Business prior to the Closing Date (but excluding obligations and liabilities relating to

                                                                   Exhibit 2.1.1

                  former employees under tax-qualified defined contribution and defined benefit plans). Notwithstanding the foregoing, the BellSouth Leasing Companies shall not assume (A) benefits payable pursuant to BellSouth Pension Plans to BellSouth Wireless Employees who terminate employment prior to the Leasing Company Contribution Date to the extent BellSouth Pension Plan assets for such BellSouth Wireless Employees are not transferred to Newco, (B) obligations and liabilities, whether in respect of current or former employees or identified groups of current or former employees, relating to those BellSouth Compensation and Benefit Plans all as set forth in Appendix 4.4(d), or (C) obligations and liabilities relating to any nonqualified deferred compensation plans to the extent any deferrals under such plans are the obligation of an entity other than one of the BellSouth Leasing Companies."

4. Amendment to Section 4.4(g). Section 4.4(g) is amended and restated to read in its entirety as follows:

         "(g) On or prior to December 31, 2001, or such other dates as the Parties and Newco agree (collectively referred to as the "Leasing Company Contribution Date"), each of SBC and BellSouth shall cause to be contributed to Newco all of the outstanding stock of or other equity interests in their respective Leasing Companies in consideration of the acceptance by Newco of the obligations and liabilities of the Leasing Companies; it being understood that the contributions of each of the various Leasing Companies may be made at different times. Each Leasing Company shall cease participating in (or otherwise providing benefits under) the SBC Compensation and Benefit Plans and BellSouth Compensation and Benefit Plans, as applicable, as of the Leasing Company Contribution Date applicable to such Leasing Company and shall commence to participate in (or otherwise provide benefits under) the Newco Plans established pursuant to Section 4.4(k) hereof."

5. Amendment to Section 4.4(i). Section 4.4(i) is amended and restated to read in its entirety as follows:

         "(i) The assets and liabilities of the SBC Wireless Employees held under its Pension Plans with Code Section 401(k) features ("401(k) Plans") shall be transferred to the Newco 401(k) Plan in a trust-to-trust transfer as soon as practicable following the later of (i) the Leasing Company Contribution Date for each such Leasing Company, and (ii) the date that Newco has demonstrated, to the reasonable satisfaction of SBC that Newco 401(k) Plan satisfies the qualification requirements of
                  Section 401 of the Code. The assets and liabilities of the BellSouth Wireless Employees held

                                                                   Exhibit 2.1.1


          under its Pension Plans with Code Section 401(k) features ("401(k) Plans") shall be transferred to the Newco 401(k) Plan in a trust-to-trust transfer as soon as practicable following the later of
          (i) February 4, 2002, and (ii) the date that Newco has demonstrated, to the reasonable satisfaction of BellSouth that Newco 401(k) Plan satisfies the qualification requirements of Section 401 of the Code."

6. Amendment to Section 4.4(j). Section 4.4(j) is amended and restated to read in its entirety as follows:

     "(j) As further provided herein, the assets and liabilities corresponding to the SBC Wireless Employees held under any defined benefit Pension Plans that are intended to be qualified under Code Section 401(a), other than the Ameritech Pension Plan, the Ameritech Management Pension Plan and the Employees' Pension Plan of Ameritech Publishing Ventures, Inc., ("SBC Qualified Pension Plans") and the BellSouth Wireless Employees held under any defined benefit Pension Plans intended to be qualified under Code Section 401(a) ("BellSouth Qualified Pension Plans") shall be transferred to a Newco Pension Plan with respect to which Newco has demonstrated to the satisfaction of BellSouth and SBC, as applicable, that such plan satisfies the qualification requirements of Code Section 401(a). Such transfers of assets shall be of an amount equal to the Economic Liability, as defined in Section 4.4(m)(i)(w), for each of the SBC Qualified Pension Plans (with respect to the SBC Wireless Employees) and the BellSouth Qualified Pension Plans (with respect to the BellSouth Wireless Employees) plus (A) one hundred and twenty million dollars ($120,000,000) from the SBC Qualified Pension Plans, and (B) eighty million dollars ($80,000,000) from the BellSouth Qualified Pension Plans; provided, the transfer of any assets in excess of the projected benefit obligation will be subject to appropriate corporate approval by both Parent Companies. Such asset transfers from the SBC Qualified Pension Plans and the BellSouth Qualified Pension Plans may occur in multiple transfers with the final transfer from all applicable Pension Plans to be made no later than September 30, 2002. Notwithstanding the preceding, the total amount transferred from the SBC Qualified Pension Plans and the BellSouth Qualified Pension Plans shall be no less than the minimum required transfer amount under Code Section 414(l), which shall be determined and certified by Chicago Consulting Actuaries."

                                                                   Exhibit 2.1.1

7. Amendment to Section 4.4(K). Section 4.4(k) is amended and restated to read in its entirety as follows:

       "(k) Newco shall establish and sponsor, or cause to be established and sponsored, Compensation and Benefit Plans (the "Newco Plans") which are separate from the BellSouth Compensation and Benefit Plans and the SBC Compensation and Benefit Plans. The Newco Plans shall provide that the SBC Wireless Employees and the BellSouth Wireless Employees shall be credited with such employees' period of service with SBC, a Subsidiary of SBC, BellSouth, or a Subsidiary of BellSouth for purposes of eligibility, participation, and determining the level of benefits under the Newco Plans. In addition to the Newco Plans contemplated under Sections 4.4(i) and 4.4(j), the Newco Plans shall include, but shall not necessarily be limited to, plans for the benefit of certain SBC Wireless Employees that are substantially equivalent to the SBC Supplemental Retirement Income Plan, the supplemental pension benefit make up plans sponsored by SBC and its Affiliates, the SBC Executive Health Plan, and the SBC Salary and Incentive Award Deferral Plan."

              Should Newco adopt a supplemental retirement income plan for the benefit of a select group of its management employees, the benefit formula under such plan shall provide that benefits payable under such plan shall be reduced by any benefits that a participant in such Newco supplemental retirement income plan is entitled to receive under the Bell South SERP or the plan adopted by Newco for the benefit of certain SBC Wireless Employees that is substantially equivalent to the SBC Supplemental Retirement Income Plan.

8. Amendment to Section 4.4(m). Section 4.4(m) is amended and restated to read in its entirety as follows:

       "(m)   Benefits True-Up Payment.

         i.   Definitions. For purposes of Section 4.4(m):

              (v) "Total Benefits Liabilities" shall mean the sum of the SBC Benefits Liabilities and the BellSouth Benefits Liabilities.

              (w) "Economic Liability" shall mean the present value of all projected future benefit payments ("PVFB") less the PVFB earned after the applicable Leasing Company Contribution Date under the ongoing Newco plans (excluding the transition benefits identified on Appendix 4.4(m)(i)(w)

                                                                   Exhibit 2.1.1


                                    attached hereto). Present value calculations will utilize an annual discount rate of 8.50%, unless otherwise agreed to by the Parties. The calculation of Economic Liability shall be performed by Chicago Consulting Actuaries and shall utilize such other actuarial assumptions as may be mutually agreed upon by the Parties.

                           (x) "SBC Benefits Liabilities" shall mean the aggregate employment-related liabilities, calculated on an Economic Liability basis, of the SBC Leasing Companies determined as of the applicable Leasing Company Contribution Date (or such other date or dates as shall be mutually agreed to by the Parties), including, without limitation, all such liabilities described in Section 4.4(c) reduced to take into account funding with respect to liabilities that have been funded by SBC and its Affiliates (including assets transferred in accordance with Section 4.4(j)) or are subject to payment for the benefit of the SBC Leasing Company under contracts of insurance. SBC Benefits Liabilities shall also include the "transition benefits" set forth on Appendix 4.4(m)(i)(x)(A), calculated on an Economic Liability basis and reduced to take into account funding to Newco by SBC and its Affiliates. Notwithstanding anything to the contrary in this subsection, "SBC Benefits Liabilities" shall not include obligations and liabilities under those SBC Compensation and Benefit Plans set forth in Appendix 4.4(m)(i)(x)(B), and to the extent that any such obligations and liabilities shall have been previously assumed by a SBC Leasing Company, SBC shall cause such Leasing Company to be relieved of such obligations and liabilities prior to the Leasing
                                    Company Contribution Date applicable to
                                    such Leasing Company, or as soon as
                                    practicable thereafter for any Leasing
                                    Company with respect to which the Leasing
                                    Company Contribution Date preceded the date of this Second Amendment.

                           (y) "BellSouth Benefits Liabilities" shall mean the aggregate employment-related liabilities, calculated on an Economic Liability basis, assumed by the BellSouth Leasing Company, determined as of the Leasing Company Contribution Date (or such other date or dates as shall be mutually agreed to by the Parties), including, without limitation, all such liabilities described in Section 4.4(d) reduced to take into account funding to Newco by BellSouth and its Affiliates with respect to liabilities that have been funded by BellSouth and its Affiliates (including

                                                                   Exhibit 2.1.1


                                    assets transferred in accordance with
                                    Section 4.4(j) or are subject to payment for the benefit of the BellSouth Leasing Company under contracts of insurance. BellSouth Benefits Liabilities shall also include the "transitions benefits" set forth on Appendix 4.4(m)(i)(y)(A), calculated on an Economic Liability basis and reduced to take into account funding of such amounts to Newco by BellSouth and its Affiliates.
                                    Notwithstanding anything to the contrary in this subsection, "BellSouth Benefits Liabilities" shall not include obligations and liabilities under those BellSouth Compensation and Benefit Plans set forth in Appendix 4.4(m)(i)(y)(B), and to the extent that any such obligations and liabilities shall have been previously assumed by a BellSouth Leasing Company, BellSouth shall cause such Leasing Company to be relieved of such obligations and liabilities prior to the Leasing Company Contribution Date applicable to such Leasing Company, or as soon as practicable thereafter for any Leasing Company with respect to which the Leasing Company Contribution Date preceded the date of this Second Amendment.

                           (y)      [unamended]

                           (z)      [unamended]

                  ii.      Procedures.

                           (x) As soon as practicable, but in no event later than December 31, 2002, Newco shall, on a basis consistent with GAAP and generally accepted actuarial principles, prepare and deliver to each of SBC and BellSouth a statement showing the calculation of the SBC Benefits Liabilities and the BellSouth Benefits Liabilities (the "Statement").

                           (y)      [unamended].

                           (z)      [unamended].

                  iii.     [unamended].

                  iv.      [unamended]."

                                                                   EXHIBIT 2.1.1

         9. Addition of Section 4.4(n). Section 4.4(n) is added to the Agreement as follows:

                  "(n) Cooperation. To the extent necessary to fulfill their respective obligations under the SBC Compensation and Benefit Plans, the BellSouth Compensation and Benefit Plans and the Newco Plans, each Party agrees to (and agrees to cause its Affiliates to) timely provide and deliver such information as is reasonably necessary in order to administer such plans for the benefit of the plans' participants."

         10. No Other Amendment or Waiver. Except as set forth in Sections 2 through 8 hereof, the Contribution Agreement remains in full force and effect with no amendments or waivers thereof.

         11. Counterparts. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original by the parties executing such counterpart, but all of which shall be considered one and the same instrument.

         IN WITNESS WHEREOF, this Second Amendment has been signed on behalf of each of the parties hereto as of the date first written above.

                                    BELLSOUTH CORPORATION



                                    By: /s/ RONALD M. DYKES
                                       -------------------------------------
                                       Name:  Ronald M. Dykes
                                            --------------------------------
                                       Title: Chief Financial Officer
                                             -------------------------------

                                    SBC COMMUNICATIONS INC.

                                    By: /s/ RANDALL STEPHENSON
                                       -------------------------------------
                                       Name: Randall Stephenson
                                            --------------------------------
                                       Title: Sr. Exec. VP & CFO
                                             -------------------------------



                                    CINGULAR WIRELESS LLC

                                    By: Cingular Wireless Corp., its
                                        Manager



                                    By: /s/ RICHARD G. LINDNER
                                       -------------------------------------
                                       Name:  Richard G. Lindner
                                            --------------------------------
                                       Title: Chief Financial Officer
                                             -------------------------------

                                                                   EXHIBIT 2.1.1

                                 APPENDIX 4.4(c)

         LIABILITIES NOT ASSUMED BY THE SBC LEASING COMPANIES AS OF THE
                                  TRANSFER DATE

DonTech Profit Participation Plan referenced in 11-K filing in 10-K
Ameritech Stock Retirement Plan for Non-Employee Directors, as amended
Ameritech Deferred Compensation Plan for Non-Employee Directors, as amended Travel Accident Insurance through Hartford Life Insurance Company, for Non-Employee Directors
Separation and General Release Agreements entered into between Ameritech (or subsidiary/business unit) and employee being exited from business. Individually negotiated arrangements, typically entered into with employees at the Corporate Resource level but have also used at lower levels for employees who do not qualify under the Management Separation Benefit Plan.
Retirement and General Release Agreements entered into between Ameritech (or subsidiary/business unit) and employee being exited from business. Individually negotiated arrangements, typically entered into with employees at the Corporate Resource level but have also used at lower levels for employees who do not qualify under the Management Separation Benefit Plan.
Employment Agreement, Agreement Not to Compete, Confidential Information, and
         Invention Assignment Agreement entered into between Ameritech (or subsidiary/business unit) and new employees as a condition of hire.
Employment Agreement, Agreement Not To Compete, and Confidential Information
         Agreement entered into between Ameritech (or subsidiary/business unit) and new employees as a condition of hire.
IP Assignment Agreement entered into between Ameritech (or subsidiary/business unit) and new employees as a condition of hire, or existing employees as condition of participation in Management Incentive Plan.
Consulting Agreement entered into between Ameritech (or subsidiary/business unit) with prior employee.
Employee loan agreement between business units.
Employee loan agreement to Pioneers, NECA (and possibly other locations(s))
SBC Retirement Plan for Non-Employee Directors
SBC Non-Employee Directors Restricted Stock Plan
SBC Director Travel Accident Insurance
SBC Director Group Life Insurance
SBC Deferred Compensation Plan for Non-Employee Directors
SBC Director and Officer Indemnity Agreement

                                                                   EXHIBIT 2.1.1

                                 APPENDIX 4.4(d)

          LIABILITIES NOT ASSUMED BY THE BELLSOUTH LEASING COMPANIES AS
                              OF THE TRANSFER DATE

Executive Severance Agreement (Change in Control Agreement) between BellSouth
         Corporation and M.L. Feidler
Transition Agreement dated December 30, 1996, between BellSouth Cellular Corp.
         and M.T. Walsh
Transition Agreement, dated December 31, 1999, between BellSouth Cellular Corp.
         and C.S. Hamm
Transition Agreement between BellSouth Cellular Corp. and Hank Bunde

                                                                   EXHIBIT 2.1.1

                            APPENDIX 4.4(m)(i)(x)(A)

                            SBC TRANSITION BENEFITS

Pension Transition Benefits

         - SBC Wireless Employees (other than former Ameritech employees) pension benefits equal to six months of transition credits that they would have been entitled to under the SBC Pension Plan and the greater of the Newco Pension Benefit Plan and the SBC Pension Benefit Plan as such benefit was grandfathered under the SBC Cash Balance Plan and which included a scheduled freeze date of June 1, 2002. SBC Wireless Employees who were former Ameritech employees will receive a transition benefit under the Newco Pension Plan that is equal to their projected shortfall between the Ameritech Plan benefit and the Newco Pension Plan benefit over a five-year period.

Retiree Health Transition Benefits

         - Retiree Health benefits for SBC Wireless Employees who are within five years of retirement eligibility under the various SBC rules (Modified Rule of 75, Rule of 75 or Rule of 65) as of the Contribution Date

Deferred Compensation Benefits

         - SBC Wireless Employees who participated in the SBC Salary and Incentive Award Deferral Plan ("SIAD") shall be eligible to participate in a Newco deferred compensation plan that is substantially identical to the SBC SIAD Plan; however, SBC will fund the historic liability as of the Contribution Date for this Plan.

         - SBC Wireless Employees who had accrued a benefit under nonqualified pension make up plan sponsored by SBC or any of its Affiliates shall participate in substantially identical plans adopted by Newco; however, SBC will fund the historic liability as of the Contribution Date for this Plan and SBC shall fund, on an annual basis, the annual liability associated with these Newco Plans until such time that Newco adopts a nonqualified pension make up plan for the benefit of its employees generally.

         - SBC Wireless Employees who participated in the SBC Supplemental Retirement Income Plan sponsored by SBC shall participate in a substantially identical plan adopted by Newco; however, SBC will fund the Economic Liability for this Newco Plan for a period of five years.

Life Insurance Plans

         - SBC Wireless Employees who are participating in supplemental executive life insurance plans prior to the Contribution Date will be eligible for the greater of the life insurance benefit under the SBC life insurance plans or the Newco supplemental life insurance plan, and, in either case, such coverage shall be provided by Newco; provided, however, there are two SBC Wireless Employees who are retirement eligible as of the Contribution Date and their supplemental executive life insurance coverage shall be provided by SBC (and not by Newco).

Executive Health Plan

         - SBC Wireless Employees who are not retirement eligible as of the Contribution Date and who are participating in the SBC Executive Health Plan as of the Contribution Date shall be entitled to substantially similar coverage provided by

                                                                   EXHIBIT 2.1.1

                  Newco. SBC shall, on an annual, ongoing basis, fund the year-to-year liability under Newco's Executive Health Plan for these SBC Wireless Employees until such date that Newco adopts an Executive Health Plan as an ongoing benefit.

                                                                   EXHIBIT 2.1.1


                            APPENDIX 4.4(m)(i)(x)(B)

            LIABILITIES RETAINED BY SBC AS OF THE CONTRIBUTION DATE

Ameritech Supplemental Pension Plan (for non-management employees), effective as of January 1, 1995
Ameritech Management Supplemental Pension Plan, effective as of January 1, 1984, as amended through Thirteenth Amendment thereto
Ameritech Mid-Career Pension Plan, as amended and restated effective as of January 1, 1989 as further amended by the First through the Ninth Amendments thereto, inclusive
Ameritech Corporate Resource Supplemental Pension Plan as amended and restated
         effective as of February 4, 1998
Ameritech Pension Plan (for non-management employees), as amended and restated effective as of January 1, 1994 and as thereafter amended by the First through the Fourth Amendments thereto, inclusive
Ameritech Management Pension Plan, as amended and restated effective as of May
         1, 1995 and as thereafter amended by the First through the Fifth Amendments thereto, inclusive
Ameritech Corporate Resource Deferral Plan as amended and restated effective as of February 1, 1998
Ameritech Long Term Disability Plan, as amended and restated effective as of
         June 1, 1996
Ameritech Corporate Resource Long Term Disability Plan, as amended and restated
         effective as of February 1, 1998
SecurityLink Long Term Disability Plan
Ameritech Corporation Long-Term Stock Incentive Plan, as amended and restated
         effective as of February 1, 1998
Ameritech Long Term Incentive Plan, as amended and restated effective as of January 1, 1992 and as thereafter amended by First Amendment adopted on January 17, 1995
Ameritech 1989 Long Term Incentive Plan, as amended and restated effective as of January 1, 1992 and as thereafter amended by First Amendment thereto and a resolution approved on January 17, 1995
Ameritech Group Long Term Disability Insurance
SBC 1992 Stock Option Plan
SBC 1995 Management Stock Option Plan
SBC 1996 Stock and Incentive Plan (to be voted on at April 26, 1996 Annual
         Meeting of Stockholders)
SBC Stock Savings Program
SBC Senior Management Long Term Disability Plan
SBC Senior Management Deferred Compensation Program of 1998 (i.e., Regular and
         Early Payment Option)
SBC Senior Management Deferred Compensation Plan (Prior to January 1, 1988)
SBC Supplementary Life Insurance Plan (but only with respect to SBC Wireless
         Employees who are 'retirement eligible' as of the Contribution Date

                                                                   EXHIBIT 2.1.1


ADS Long-Term Disability Plan
UNUM Long Term Disability Plan
CCPR Services, Inc. Long-term Disability Plan
SNET Disability Benefits Plan (but only with respect to Long Term Disability benefits)
Ameritech Non-Management Umbrella Welfare Benefit Plan, restated effective as of
         January 1, 1996 and comprising the Comprehensive Health Care Plan, the Dental Expense Plan and the Medical Expense Plan
Ameritech Management Umbrella Welfare Benefit Plan, restated effective as of
         January 1, 1996 and comprising the Comprehensive Health Care Plan, the Dental Expense Plan, the Medical Expense Plan and the Medical Benefits Plan
Ameritech Flexible Spending Account (FSA) Plan (including Health Care FSA,
         Dependent Care FSA and Premium Payment Program)
Ameritech Vision Care Plan, originally effective January 1, 1984
Ameritech Educational Assistance Program
Ameritech Sickness and Accident Disability Benefit Plan, as amended and restated
         effective as of June 1, 1996
Ameritech Life Insurance Program, originally effective January 1, 1984
         (including Basic Life Insurance, Accidental Death & Dismemberment, Special Accident, Supplementary Life Insurance and Dependent Life Insurance benefits)
Ameritech Accidental Death Insurance Program (Company-paid travel and accident insurance from Hartford Life Insurance Company for Management Committee members, selected Corporate Resource managers and pilots and flight attendants)
Ameritech Long Term Care Plan (employee-paid long term care insurance from CNA) Supplemental Income Protection Programs (SIPP) for IBEW and CWA employees SecurityLink Vision Care Plan
Medical, Dental, Vision, Disability, Life Insurance, Savings, Educational
         Assistance and Flexible Spending Plans of Liberty Services Division (except short term disability)
Ameritech Management Separation Benefit Plan, commencing on January 1, 1995, as amended through the second amendment thereto
Ameritech Success Sharing Plan for Union (CWA) Represented Employees, effective
         August 6, 1995, Ameritech Success Sharing Plan for Union (IBEW) Represented Employees, effective June 25, 1995, and CPE Success Sharing Plan, as amended, pursuant to Memorandum of Agreement between Ameritech Custom Business Services, Ameritech Enhanced Business Services and the CWA
Ameritech Connections Long Distance Referral Program, approved June 18, 1997 Management Incentive Plan Policy
Sales Incentive Plans/Policies, in effect for and maintained by Company business units
Ameritech Senior Management Short Term Incentive Plan, as amended and restated
         effective as of February 1, 1998
Ameritech Management Committee Short Term Incentive Plan, as amended and restated effective February 1, 1998
Project completion/retention bonuses for certain employees participating in the
         Year 2000 Team and selected other IS projects
Project completion/retention bonuses for certain ESP/Payroll Team participants and other selected employees

                                                                   EXHIBIT 2.1.1


Paid Vacation and Related Policies
Paid Personal Days and Related Policies
Paid Holidays and Related Policies
Leave of absence, Company paid time-off, flex-time and similar policies Arrangements in respect of employees afforded "red circled pay" or "incumbent grade treatment" relating to compensation and benefits
International Human Resources Policies (e.g., relating to expatriate compensation and benefit arrangements for short and long term assignments and extended business trips and repatriation)
Ameritech Corporate Resource Transfer Program, as amended and restated effective as of December 1, 1995
Ameritech Relocation Benefits Plan
Ameritech Perquisites Program (including financial services, health evaluations, retiree office space, mobile phone/pager, lunch club and country club memberships and parking programs)
Directors' and Officers' Liability Insurance
Ameritech Telephone Concession Plan
Employee Assistance Program (Life Works)
Ameritech Adoption Assistance Program
Ameritech Matching Gift Program
Ameritech Pioneers Employee Program for Volunteerism and Community Service Pathways to Development
Service Anniversary Award Program
Educational Assistance Program
Outplacement Counseling Program
Financial counseling assistance related to employee separation
Uniform allowances
Annual Chairman's Award, Above and Beyond Recognition Programs, Pinnacle Awards,
         Day-to-Day Award Program and other performance/service award programs sponsored by the Company or its business units
Ameritech Corporate Aircraft Policy, resolutions adopted by the Board of Director on March 21, 1984 regarding use of corporate aircraft, and Company policies and practices regarding company cars/drivers and other ground transportation
Employee discounts on cellular, security monitoring and other goods and services SBC Senior Management Long Term Incentive Plan
 (expiring)
SBC Officer Retirement Savings Plan
SBC Senior Management Financial Counseling Program
SBC Senior Management Survivor Benefit Plan
SBC Mid-Career Pension Plan
SBC Custom Care
SBC Care Plus
SBC Medical Expense Plan
SBC Dental Expense Plan
SBC Vision Plan
SBC Vision Plus
SBC Group Life Insurance Program

                                                                   EXHIBIT 2.1.1


SBC Supplementary Group Life Insurance Program
SBC Dependent Group Life Insurance Program
SBC Sickness and Accident Disability Benefits Plan
SBC Disability Benefits Plan (long term disability only)
SBC Long-Term Care Insurance Plan
SBC Employee Assistance Program
SBC Employee/Family Assistance Plan
SBC Employee Stock Ownership (PAYSOP)
SBC Comprehensive Medical Plan
SBC Managed Care Medical Plan
ADS Group Dental Plan
Dental Coverage Plan
ADS Vision Plan
Vision Coverage Plan
Disability Benefits Plan (long term disability only)
ADS Retirement Plan
Pension Plan for Employees of Times-Journal Publishing Company
ADS Group life
AD&D Insurance
Group Life Insurance Plan (Basic and Supplemental)
Term Life Insurance Plan
Times-Journal Publishing Company AD&D Disability Plan
Dependent Group Life Insurance Plan
ADS Section 125 Plan
Capital Care, Inc. Group Enrollment Agreement
Capital Choice
Consumer Dental Care
Prudential Organ and Tissue Expense Coverage
UNUM Group Life Insurance Plan
UNUM Group Life and Group Accidental Death and Dismemberment Insurance Policy
         Direct Elect Plan
Medical Care Reimbursement Account
Dependent Care Reimbursement Account
Retirement Funding Account (SBC Group Life Insurance Program)
Vail Program
Phone service and equipment
Management Compensation System for the holding company staff, which includes
         Team and Individual Discretion Incentive Awards, and comparable systems for employees below Senior Manager in subsidiaries
SBC Adoption Reimbursement Program
SBC CarePlus - A Supplemental Medical Plan
SBC Dental Plan
SBC Disability Income Plan (long term disability only)
SBC Flexible Spending Account Plan
SBC Medical Care Reimbursement Account Plan
SBC Dependent Care Reimbursement Account Plan

                                                                   EXHIBIT 2.1.1


SBC Leave of Absence Policy
SBC Medical and Group Life Insurance Plan - CustomCare
SBC Medical and Group Life Insurance Plan - Active Employees Group Life
         Insurance
SBC Medical and Group Life Insurance Plan - Retired Employees Group Life
         Insurance
CCPR Services, Inc. Health Plan
CCPR Services, Inc. Life Insurance
CCPR Services, Inc. Short-term Disability Plan
SNET Active Bargaining Unit Health Plan (includes Medical, Dental, Vision, and
         Prescription Drug Card Coverage)
Tax Reduction Act Stock Ownership Plan
SNET Employee Life Insurance Plan
SNET Health Payment Plan
SNET Health Care Reimbursement Plan
SNET Dependent Reimbursement Plan
SNET Long Term Care Plan
SNET Family Care Leave Program

                                                                   EXHIBIT 2.1.1


                            APPENDIX 4.4(m)(i)(y)(A)

                         BELLSOUTH TRANSITION BENEFITS

Pension Transition Benefits
         - BellSouth Wireless Employees pension benefits equal to the greater of the benefit provided under the BellSouth Personal Retirement Account Pension Plan ("BellSouth PRA") as of the Contribution Date or the Newco Pension Benefit Plan for five years, including the graduated service credit under the BellSouth PRA, the additional service credit equal to 3% of base pay in excess of the social security wage base, the additional service credit of 1% that is discretionary under the BellSouth PRA, but has been approved for the past few years, and the BSMPP benefit as provided under the BellSouth PRA, which has a scheduled freeze date of December 31, 2005.
Retiree Health Transition Benefits
         - Retiree Health benefits for BellSouth Wireless Employees who are within five years of retirement eligibility under BellSouth rules (Rule of 75) as of the Contribution Date
Savings Plan Transition Benefits
         - BellSouth Wireless Employees (other than BellSouth Wireless Data LLC employees in New Jersey) will receive a 100% match in the Newco 401(k) Plan through calendar year 2003, which coincides with the year in which the BellSouth 401(k) Plan's LESOP expires.
Life Insurance Benefits
         - BellSouth Wireless Employees who are participating in supplemental executive life insurance plans prior to the Contribution Date will be eligible for the greater of the life insurance benefit under the BellSouth executive life insurance plans or the Newco supplemental life insurance plan, and, in either case, such coverage shall be provided by Newco.

                                                                   Exhibit 2.1.1


                            APPENDIX 4.4(m)(i)(y)(B)

          LIABILITIES RETAINED BY BELLSOUTH AS OF THE CONTRIBUTION DATE

BellSouth Stock Ownership Plan
BellSouth Flexible Benefits Medical Plan
BellSouth Flexible Benefits Dental Plan
BellSouth Medical Assistance Plan
BellSouth Long Term Disability Plan
BellSouth Corporation Group Life Plan
BellSouth Universal Plus Insurance Plan
BellSouth HealthCare Account
BellSouth Family Care Account
BellSouth Dependent Life Plan
BellSouth Long-Term Care Insurance
BellSouth Supplemental Transplant Assistance Plan
BellSouth Supplemental Transplant Assistance Plan Trust
BellSouth Corporation Health Care Trust - Retirees
BellSouth Corporation Health Care Trust - Employees
BellSouth RFA - VEBA Trust
Mail Order Drug Program
Prescription Drug Program
BellSouth Cellular Certain Pension and Death Benefits from Operating Expenses BellSouth Dental Assistance Plan
BellSouth Corporation Health Care Plan
BellSouth Supplemental Executive Retirement Plan
BellSouth Corporation Compensation Deferral Plan
BellSouth Nonqualified Deferred Compensation Plan
BellSouth Nonqualified Deferred Income Plan
BellSouth Corporation Stock Plan
BellSouth Stock Option Plan
BellSouth Corporation Trust Under Executive Benefit Plan(s) for Mobile Systems Executives
BellSouth Senior Manager Shareholder Return Cash Plan
BellSouth Corporation Key Manager Financial Counseling Plan
BellSouth Corporation Personal Vehicle Reimbursement Plan
BellSouth Physical Examination Program
BellSouth Corporation Executive Transfer Plan
BellSouth Executive Long Term Disability Plan
Adoption Assistance Program
Employee Assistance Program
Tuition Aid Program
Life Care Connection
Child Care Discounts
Mortgage Program
Financial Education

                                                                   Exhibit 2.1.1


Holidays
Optional Holidays
BellSouth Stock Investment Plan
Vacation Buy Plan
Personal Days
Qualified Transportation Expense Plan
Telephone Concession
Cellular/Digital Discount
Employee Met Pay (Auto/home)
Internet Pricing Policy
Australian Body Works/LA Fitness
Charitable Contributions Matching Gifts Program
Education Loans
BellSouth Scholarships
Volunteer Grant Program
Service Awards
Theodore N. Vail Award Program
BellSouth Transition Payment Plan for Management: Voluntary
BellSouth Transition Payment Plan for Management: Involuntary
BellSouth Transition Payment Plan for Senior Management: Voluntary BellSouth Transition Payment Plan for Senior Management: Involuntary BellSouth Transitional Leave of Absence for SERP Participants
BellSouth Discretionary Transition Assistance Plan
BellSouth Gold Chip Incentive Plan